                              AMENDED AND RESTATED
                              --------------------
                              EMPLOYMENT AGREEMENT
                              --------------------

          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made and entered into as of this [____] day of June, 2006, by and between RenaissanceRe Holdings
Ltd. (the "Company"), and [_____________________] ("Employee").

                                   WITNESSETH:
                                   -----------

          WHEREAS, the Company and Employee are presently parties to the Prior
Employment Agreement; and

          WHEREAS, the Compensation and Corporate Governance Committee of the
Board of Directors of the Company (the "Compensation Committee") has approved a new standard form of agreement for use in connection with the Company's senior executive officers, substantially in the form hereof; and

          WHEREAS, the Company desires to enter into this amended and restated
employment agreement embodying the terms of Employee's continued employment with the Company (this "Agreement"), and Employee desires to enter into this
Agreement and to accept such continued employment, subject to the terms and provisions of this Agreement.

          NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Employee hereby agree as follows:

          Section 1. DEFINITIONS.

          (a) "Accrued Obligations" shall mean (i) all accrued but unpaid Base
Salary through the date of termination of Employee's employment; (ii) any unpaid or unreimbursed expenses incurred in accordance with Company policy, including amounts due under Section 6 hereof, to the extent incurred prior to termination of employment; (iii) any benefits provided under the Company's employee benefit plans upon a termination of employment, in accordance with the terms therein, including rights in respect of Awards granted under the Equity Plans; and (iv)
rights to indemnification pursuant to Section 11 below.

          (b) "Affiliate" shall mean, as to any Person, any other Person that controls, is controlled by, or is under common control with, such Person.

          (c) "Annual Bonus" shall have the meaning set forth in Section 4(b)
below.

          (d) "Awards" shall mean any stock options, restricted stock or other stock-based awards granted to Employee at any time under the Equity Plans, including any such awards granted prior to the Commencement Date.

          (e) "Base Salary" shall mean the salary provided for in Section 4(a)
or any increased salary granted to Employee pursuant to Section 4(a) below.

          (f) "Board" shall mean the Board of Directors of the Company.

          (g) "Cause" shall mean (i) material act or acts of willful misconduct by Employee in connection with Employee's employment duties; (ii) Employee's willful failure (except where due to physical or mental incapacity) or refusal to perform in any material respect his duties or responsibilities under this
Agreement; (iii) misappropriation by Employee of the assets or business opportunities of the Company or its Affiliates; (iv) embezzlement or fraud committed by Employee, at his direction, or with his prior personal knowledge;
(v) Employee's conviction of, or plea of guilty or nolo contendere to, the commission of a criminal act that would constitute a felony in the United States of America; or (vi) Employee's willful and material breach of any of the provisions set forth in Sections 3, 8 or 10 of this Agreement.

          (h) "Change in Control" shall have the meaning ascribed to such term in the Company's 2001 Stock Incentive Plan, as amended and restated.

          (i) "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

          (j) "Commencement Date" shall mean the date first written above.

          (k) "Compensation Committee" shall mean the Compensation and Corporate
Governance Committee of the Board.

          (l) "Company" except as otherwise expressly set forth herein, shall have the meaning set forth in the preamble hereto.

          (m) "Competitive Activities" shall mean any business activities in which the Company or any of its Affiliates are engaged (or have committed plans to engage) during the Term of Employment, or, following termination of
Employee's employment hereunder, were engaged in (or had committed plans to engage in) at the time of such termination of employment.

          (n) "Confidential Information" shall have the meaning set forth in
Section 9(a) below.

          (o) "Developments" shall have the meaning set forth in Section 8(e)
below.

          (p) "Direct Supervisor" shall mean the person to which the Employee directly reports and who supervises the Employee's work on a regular basis.

          (q) "Disability" shall mean any physical or mental disability or infirmity that has prevented the performance of Employee's duties for a period of ninety (90) consecutive calendar days or one hundred eighty (180)
non-consecutive calendar days in any three hundred sixty five (365) day period.
Any question as to the existence, extent or potentiality of Employee's
Disability upon which Employee and the Company cannot agree shall be determined by a qualified, independent physician selected by the Company and approved by
Employee (which approval shall not be unreasonably withheld). The determination of any such physician shall be final and conclusive for all purposes of this
Agreement.

                                       -2-

          (r) "Employee" shall have the meaning set forth in the preamble hereto.

          (s) "Equity Plans" shall means the stock option and incentive plans adopted and maintained by the Company from time to time.

          (t) "Exchange Act" shall mean the United States Securities Exchange
Act of 1934, as amended.

          (u) "Good Reason" shall mean, without Employee's consent, (i) an adverse change in Employee's employment title; (ii) a material diminution in
Employee's employment duties, responsibilities or authority, or the assignment to Employee of duties that are materially inconsistent with his position; (iii)
any reduction in Employee's Base Salary; (iv) a relocation of Employee's principal place of employment to a location more than 35 miles further from his current principal residence than the location at which Employee was employed immediately preceding such change; or (v) any breach by the Company of any material provision of this Agreement.

          (v) "Interfering Activities" shall mean (i) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any
Person employed by, as agent of, or a service provider to, the Company or any
Affiliate thereof to terminate (or, in the case of an agent or service provider, reduce) such Person's employment, agency or service, as the case may be, with the Company or such Affiliate; (ii) hiring any Person who was employed by, an agent of, or a service provider to, the Company or any Affiliate thereof within the six (6) month period prior to the date of such hiring; or (iii) encouraging, soliciting or inducing, or in any manner attempting to encourage, solicit or induce, any customer, supplier, licensee or other business relation of the
Company or any Affiliate thereof to cease doing business with or reduce the amount of business conducted with (including by providing similar services or products to any such Person) the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or such subsidiary.

          (w) "Losses" shall have the meaning set forth in Section 11 below.

          (x) "Non-Extension Notice" shall have the meaning set forth in Section
2 below.

          (y) "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization or other form of business entity.

          (z) "Prior Employment Agreement" shall mean the employment agreement between [INSERT APPLICABLE RENRE EMPLOYER] and Employee, dated
____________________.

          (aa) "Restricted Area" means (i) Bermuda, (ii) any State of the United
States of America, (iii) the Republic of Ireland, and (iv) any other jurisdiction in which the Company or its Affiliates engage (or have committed plans to engage) in business during the Term of

                                       -3-

Employment, or, following termination of Employee's employment, were engaged in
(or had committed plans to engage in) at the time of such termination of employment.

          (bb) "Restricted Period" shall mean the period commencing on the
Commencement Date and ending on the twelve (12) month anniversary of Employee's termination of employment hereunder for any reason.

          (cc) "Severance Term" shall mean the twelve (12) month period following the date of Employee's termination due to death or Disability, by the
Company without Cause, by the Employee with or without Good Reason, or from any
Non-Extension Notice.

          (dd) "Term of Employment" shall mean the period specified in Section 2 below.

          Section 2. ACCEPTANCE AND TERM OF EMPLOYMENT.

          The Company agrees to employ Employee and Employee agrees to serve the
Company on the terms and conditions set forth herein. Unless earlier terminated pursuant to Section 7 hereof, the Term of Employment shall commence on the
Commencement Date and shall continue until the first (1st) anniversary of the
Commencement Date; provided, however, that the Term of Employment shall be extended automatically, without further action by either the Company or
Employee, by one (1) additional year first on such anniversary of the
Commencement Date, and on each subsequent anniversary of the Commencement Date thereafter, unless, not less than thirty (30) days prior to the end of the Term of Employment (including any prior extension thereof), either the Company or
Employee shall have notified the other in writing of its intention not to further extend the Term of Employment (a "Non-Extension Notice").

          Section 3. POSITION, DUTIES AND RESPONSIBILITIES; PLACE OF
PERFORMANCE.

          (a) Employee shall have such duties and responsibilities as specified by the person to which the Employee directly reports and who supervises the
Employee's work on a regular basis. These duties and responsibilities may be modified from time to time and as are consistent with the Employee's position.

          (b) Subject to the terms and conditions set forth in this Agreement,
Employee shall devote his full business time, attention, and efforts to the performance of his duties under this Agreement and shall not engage in any other business or occupation during the Term of Employment, including, without limitation, any activity that (x) conflicts with the interests of the Company or its subsidiaries, (y) interferes with the proper and efficient performance of his duties for the Company, or (z) interferes with the exercise of his judgment in the Company's best interests. Notwithstanding the foregoing, nothing herein shall preclude Employee from (i) serving, with the prior written consent of the
Board, as a member of the board of directors or advisory boards (or their equivalents in the case of a non-corporate entity) of non-competing businesses and charitable organizations, (ii) engaging in charitable activities and community affairs, and (iii) managing his personal investments and affairs;
provided, however, that the activities set out in clauses (i), (ii) and (iii)
shall be limited by Employee so as not to interfere,

                                       -4-

individually or in the aggregate, with the performance of his duties and responsibilities hereunder.

          (c) Employee's principal place of employment shall be at the Company's principal executive offices in Hamilton, Bermuda, although Employee understands and agrees that he may be required to travel from time to time for business reasons.

          Section 4. COMPENSATION. During the Term of Employment, Employee shall be entitled to the following compensation:

          (a) Base Salary. The Company shall pay Employee a base salary at a rate to be determined by the Company's Board, upon recommendation of the Direct
Supervisor, or if such Direct Supervisor is not an officer of the Company, an officer of the Company. Salary and bonuses shall be payable in accordance with the normal payment procedures of the Company and subject to such withholding and other employee deductions as may be required by law.

          (b) Annual Bonus. Employee shall be eligible for an annual cash incentive bonus award determined by the Compensation Committee of the Board in respect of each fiscal year during the Term of Employment (the "Annual Bonus").
The actual Annual Bonus payable in respect of each fiscal year shall be based upon the level of achievement of performance objectives for such fiscal year, as determined by the Compensation Committee and communicated to Employee. The
Annual Bonus shall be paid to Employee at the same time as annual bonuses are generally payable to other senior executives of the Company, but in no event later than two and one-half (2-1/2) months following the end of the fiscal year to which such Annual Bonus relates.

          (c) Equity Plans. Employee shall be eligible to participate in the
Equity Plans and may receive Awards, as determined by the Compensation Committee from time to time, and subject to the terms and conditions of the Equity Plans and any Award agreement between the Company and Employee evidencing such Awards.

          Section 5. EMPLOYEE BENEFITS AND PERQUISITES.

          (a) Employee Benefits. During the Term of Employment, Employee shall be entitled to participate in health, insurance, retirement, and other benefits generally provided to other senior executives of the Company from time to time, including use of the Company's airplane in accordance with such policies as may be established by the Compensation Committee of the Board from time to time.
Employee shall also be entitled to the same number of holidays, vacation and sick days as are generally allowed to senior executives of the Company in accordance with the Company policy in effect from time to time.

          (b) Perquisites.

               (i) General. During the Term of Employment, the Company shall provide Employee with customary perquisites for housing, automobile and other expenses, subject to applicable policies of the Company as approved from time to time by the Compensation Committee of the Board.

                                       -5-

               (ii) Gross-Up. To the extent the perquisites under Section
     5(b)(i) are considered income and increase Employee's income tax liability, the Company shall pay Employee a tax reimbursement payment in an amount such that, after deduction for all income taxes payable with respect to such tax reimbursement benefit, the amount retained by Employee will be equal to the amount of such increased income tax liability.

          Section 6. REIMBURSEMENT OF BUSINESS EXPENSES.

          Employee is authorized to incur reasonable business expenses in carrying out his duties and responsibilities under this Agreement and the
Company shall promptly reimburse him for all such reasonable business expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company's policy, as in effect from time to time.

          Section 7. TERMINATION OF EMPLOYMENT.

          (a) General. The Term of Employment shall terminate upon the earliest to occur of (i) Employee's death, (ii) a termination by reason of a Disability,
(iii) a termination by the Company with or without Cause, (iv) a termination by
Employee with or without Good Reason, or (v) upon the close of business on the last day of the Term of Employment (as provided in Section 2 above). Upon any termination of Employee's employment for any reason, except as may otherwise be requested by the Board in writing and agreed upon in writing by Employee,
Employee shall resign from any and all directorships, committee memberships or any other positions Employee holds with the Company or any of its Affiliates.

          (b) Termination due to Death or Disability. Employee's employment shall terminate automatically upon his death. The Company may terminate
Employee's employment immediately upon the occurrence of a Disability, such termination to be effective upon Employee's receipt of written notice of such termination. In the event Employee's employment is terminated due to his death or Disability, Employee or his estate or his beneficiaries, as the case may be, shall be entitled to:

               (i) The Accrued Obligations;

               (ii) Any unpaid Annual Bonus in respect to any completed fiscal year which has ended prior to the date of such termination, such amount to be paid at the same time it would otherwise be paid to Employee had no such termination occurred;

               (iii) In the case of any termination as a result of Employee's
     Disability, an amount equal to 75% of the sum of Employee's then current
     Base Salary, such amount to be paid in substantially equal installments over the Severance Term, in accordance with the company's then-regular payroll practices;

               (iv) In the case of any termination as a result of Employee's
     Disability, upon the expiration of the Restricted Period, and subject to
     Employee's compliance during such period with the terms and conditions of this Agreement, a lump sum amount equal to 25% of the sum of Employee's then current Base Salary;

                                       -6-

               (v) A pro rata Annual Bonus (determined using the target Annual
     Bonus for the fiscal year in which such termination occurs) based on the number of days elapsed from the commencement of such fiscal year through and including the date of such termination, such amount to be paid within five (5) business days of such termination; and

               (vi) Vesting, as of the date of termination, of all Awards.

Except as set forth in this Section 7(b), following Employee's termination by reason of his death or Disability, Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (c) Termination by the Company for Cause.

               (i) A termination for Cause shall not take effect unless the provisions of this subsection (i) are complied with. Employee shall be given not less than fifteen (15) days written notice by the Board of the intention to terminate his employment for Cause, such notice to state in detail the particular act or acts or failure or failures to act that constitute the grounds on which the proposed termination for Cause is based. Employee shall have fifteen (15) days after the date that such written notice has been given to Employee in which to cure such act or acts or failure or failures to act, to the extent such cure is possible. If he fails to cure such act or acts or failure or failures to act, the termination shall be effective on the date immediately following the expiration of the fifteen (15) day notice period. If cure is not possible, the termination shall be effective on the date of receipt of such notice by
     Employee.

               (ii) In the event the Company terminates Employee's employment for Cause, he shall be entitled only to the Accrued Obligations. Following such termination of Employee's employment for Cause, except as set forth in this Section 7(c)(ii), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (d) Termination by the Company without Cause. The Company may terminate Employee's employment at any time without Cause, effective upon
Employee's receipt of written notice of such termination. In the event
Employee's employment is terminated by the Company without Cause (other than due to death or Disability), Employee shall be entitled to:

               (i) The Accrued Obligations;

               (ii) Any unpaid Annual Bonus in respect to any completed fiscal year which has ended prior to the date of such termination, such amount to be paid at the same time it would otherwise be paid to Employee had no such termination occurred;

               (iii) An amount equal to 75% (or if such termination occurs within one year following a Change in Control, 150%) of the sum of
     Employee's then current Base Salary and Annual Bonus (determined using the greater of (A) the target Annual Bonus for the fiscal year in which such termination occurs, or (B) the actual Annual Bonus for the fiscal year in which such termination occurs), such amount to be paid in substantially

                                       -7-

     equal installments over the Severance Term, in accordance with the company's then-regular payroll practices;

               (iv) Upon the expiration of the Restricted Period, and subject to
     Employee's compliance during such period with the terms and conditions of this Agreement, a lump sum amount equal to 25% (or if such termination occurs within one year following a Change in Control, 50%) of the sum of
     Employee's then current Base Salary and Annual Bonus (determined using the greater of (A) the target Annual Bonus for the fiscal year in which such termination occurs, or (B) the actual Annual Bonus for the fiscal year in which such termination occurs);

               (v) A pro rata Annual Bonus (determined using the target Annual
     Bonus for the fiscal year in which such termination occurs) based on the number of days elapsed from the commencement of such fiscal year through and including the date of such termination, such amount to be paid within five (5) business days of such termination;

               (vi) Continuation of the health benefits provided to Employee and his covered dependants under the Company health plans as of the date of such termination at the same cost applicable to active employees until the earlier of: (A) the expiration of the Severance Term, or (B) the date
     Employee commences employment with any Person; and

               (vii) Vesting, as of the date of such termination, of all Awards, other than Awards under the Company's 2004 Stock Option Incentive Plan (as the same may have been amended or supplemented) (the "2004 Plan"), which shall be governed by the terms of the 2004 Plan and any related grant agreement.

Notwithstanding the foregoing, the payments and benefits described in subsections (ii) through (v) above shall immediately cease, and the Company shall have no further obligations to Employee with respect thereto, in the event that Employee breaches any provision of Section 8 hereof.

          Following such termination of Employee's employment by the Company without Cause, except as set forth in this Section 7(d), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (e) Termination by Employee with Good Reason. Employee may terminate his employment with Good Reason by providing the Company fifteen (15) days'
written notice setting forth in reasonable specificity the event that constitutes Good Reason, which written notice, to be effective, must be provided to the Company within sixty (60) days of the occurrence of such event. During such fifteen (15) day notice period, the Company shall have a cure right (if curable), and if not cured within such period, Employee's termination will be effective upon the date immediately following the expiration of the fifteen (15)
day notice period, and Employee shall be entitled to the same payments and benefits as provided in Section 7(d) above for a termination without Cause, it being agreed that Employee's right to any such payments and benefits shall be subject to the same terms and conditions as described in Section 7(d) above.

                                       -8-

Following such termination of Employee's employment by Employee with Good
Reason, except as set forth in this Section 7(e), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (f) Termination by Employee without Good Reason. Employee may terminate his employment without Good Reason by providing the Company written notice of such termination. In the event of a termination of employment by
Employee under this Section 7(f), Employee shall be entitled only to

               (i) the Accrued Obligations;

               (ii) An amount equal to 75% of the sum of Employee's then current
     Base Salary, such amount to be paid in substantially equal installments over the Severance Term, in accordance with the company's then-regular payroll practices; and

               (iii) Upon the expiration of the Restricted Period, and subject to Employee's compliance during such period with the terms and conditions of this Agreement, a lump sum amount equal to 25% of the sum of Employee's then current Base Salary.

In the event of termination of Employee's employment under this Section 7(f), the Company may, in its sole and absolute discretion, by written notice accelerate such date of termination and still have it treated as a termination by Employee without Good Reason. Following such termination of Employee's employment by Employee without Good Reason, except as set forth in this Section
7(f), Employee shall have no further rights to any compensation or any other benefits under this Agreement, and Employee shall have no further obligations to the Company, except as set forth in Sections 7(j), 8, 9, 11(c) and 12 hereof.

          (g) Expiration of the Term of Employment following Non-Extension
Notice by the Company. Upon the delivery of a Non-Extension Notice by the
Company to Employee, Employee's employment shall terminate upon the close of business of the last day of the Term of Employment. Upon such expiration of the
Term of Employment, Employee shall be entitled to the same payments and benefits as provided in Section 7(d) above for a termination without Cause, it being agreed that Employee's right to any such payments and benefits shall be subject to the same terms and conditions as described in Section 7(d) above. Following such termination of Employee's employment upon expiration of the Term of
Employment, except as set forth in this Section 7(g), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (h) Expiration of the Term of Employment following Non-Extension
Notice by Employee. Upon the delivery of a Non-Extension Notice by Employee to the Company, Employee's employment shall terminate upon the close of business of the last day of the Term of Employment. Upon such expiration of the Term of
Employment, Employee shall be entitled to:

               (i) The Accrued Obligations;

                                       -9-

               (ii) An amount equal to 75% of the sum of Employee's then current
     Base Salary, such amount to be paid in substantially equal installments over the Severance Term, in accordance with the company's then-regular payroll practices; and

               (iii) Upon the expiration of the Restricted Period, and subject to Employee's compliance during such period with the terms and conditions of this Agreement, a lump sum amount equal to 25% of the sum of Employee's then current Base Salary; and

               (iv) Any unpaid Annual Bonus in respect to any completed fiscal year which has ended prior to the date of such termination, such amount to be paid at the same time it would otherwise be paid to Employee had no such termination occurred.

Following such termination of Employee's employment upon expiration of the Term of Employment, except as set forth in this Section 7(h), Employee shall have no further rights to any compensation or any other benefits under this Agreement.

          (i) Release. Notwithstanding any provision herein to the contrary, the
Company may require that, prior to payment of any amount or provision of any benefit pursuant to this Section 7 (other than the Accrued Obligations),
Employee and the Company shall have executed mutual general releases in the form as is reasonably agreed to by the Company and Employee, and any waiting periods contained in such release shall have expired.

          (j) Post-Termination Cooperation. Following any termination of
Employee's employment for any reason, Employee shall reasonably cooperate with the Company to assist with existing or future investigations, proceedings, litigations or examinations involving the Company or any Affiliates. For each day, or part thereof, that Employee provides assistance to the Company as contemplated hereunder, the Company shall pay Employee an amount equal to (x)
divided by (y), where (x) equals the sum of Base Salary and target Annual Bonus as in effect on the date of Employee's termination of employment, and (y) equals
200. In addition, upon presentment of satisfactory documentation, the Company will reimburse Employee for reasonable out-of-pocket travel, lodging and other incidental expenses he incurs in providing such assistance. Employee shall not be required to travel to Bermuda to provide any assistance contemplated hereunder, but, if requested by the Company, shall make reasonable good faith efforts to travel to such locations as the Company may reasonably request.

          Section 8. RESTRICTIVE COVENANTS. Employee acknowledges and agrees that (A) the agreements and covenants contained in this Section 8 are (i)
reasonable and valid in geographical and temporal scope and in all other respects, and (ii) essential to protect the value of the Company's business and assets, and (B) by his employment with the Company, Employee will obtain knowledge, contacts, know-how, training and experience and there is a substantial probability that such knowledge, know-how, contacts, training and experience could be used to the substantial advantage of a competitor of the
Company and to the Company's substantial detriment. For purposes of this Section
8, references to the Company shall be deemed to include its Affiliates.

                                      -10-

          (a) Confidential Information. Except as directed or authorized by the
Company, Employee agrees that he will not, at any time during or after the Term of Employment, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company or any of its divisions, subsidiaries or affiliates, which he may have learned in connection with his employment hereunder. For purposes of this Agreement, a
"trade or business secret, process, method or means, or any other confidential information" shall mean any information that Employee knows to be confidential or proprietary. Employee's obligation under this Section 8(a) shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain without the fault of Employee; (iii) is known to Employee prior to his receipt of such information from the Company, as evidenced by written records of Employee or (iv) is hereafter disclosed to
Employee by a third party not under an obligation of confidence to the Company.
Employee agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Board, any document or other object containing or reflecting any such confidential information. Employee recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Employee shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company or its subsidiaries or affiliates, and no copy of any such confidential information shall be retained by him.

          (b) Non-Competition. Employee covenants and agrees that during the
Restricted Period, Employee shall not, directly or indirectly, individually or jointly, own any interest in, operate, join, control or participate as a partner, director, principal, officer, or agent of, enter into the employment of, act as a consultant to, or perform any services for any Person (other than the Company), that engages in any Competitive Activities within the Restricted
Area. Notwithstanding anything herein to the contrary, this Section 8(b) shall not prevent Employee from acquiring as an investment securities representing not more than three percent (3%) of the outstanding voting securities of any publicly-held corporation or from being a passive investor in any mutual fund, hedge fund, private equity fund or similar pooled account so long as Employee's interest therein is less than three percent (3%) and he has no role in selecting or managing investments thereof.

          (c) Non-Interference. During the Restricted Period, Employee shall not, directly or indirectly, for his own account or for the account of any other
Person, engage in Interfering Activities.

          (d) Return of Documents. In the event of the termination of Employee's employment for any reason, Employee shall deliver to the Company all of (i) the property of the Company, and (ii) the documents and data of any nature and in whatever medium of the Company, and he shall not take with him any such property, documents or data or any reproduction thereof, or any documents containing or pertaining to any Confidential Information.

                                      -11-

          (e) Works for Hire. Employee agrees that the Company shall own all right, title and interest throughout the world in and to any and all inventions, original works of authorship, developments, concepts, know-how, improvements or trade secrets, whether or not patentable or registerable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice during the Term of Employment, whether or not during regular working hours, provided they either (i) relate at the time of conception or development to the actual or demonstrably proposed business or research and development activities of the
Company; (ii) result from or relate to any work performed for the Company; or
(iii) are developed through the use of Confidential Information and/or Company resources or in consultation with Company personnel (collectively referred to as
"Developments"). Employee hereby assigns all right, title and interest in and to any and all of these Developments to the Company. Employee agrees to assist the
Company, at the Company's expense (but for no other consideration of any kind), to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owned or assigned. Employee hereby irrevocably designates and appoints the Company and its agents as attorneys-in-fact to act for and on Employee's behalf to execute and file any document and to do all other lawfully permitted acts to further the purposes of the foregoing with the same legal force and effect as if executed by
Employee. In addition, and not in contravention of any of the foregoing,
Employee acknowledges that all original works of authorship which are made by him (solely or jointly with others) within the scope of employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 USC Sec. 101). To the extent allowed by law, this includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as "moral rights." To the extent Employee retains any such moral rights under applicable law, Employee hereby waives such moral rights and consents to any action consistent with the terms of this Agreement with respect to such moral rights, in each case, to the full extent of such applicable law. Employee will confirm any such waivers and consents from time to time as requested by the Company.

          (f) Blue Pencil. If any court of competent jurisdiction shall at any time deem the duration or the geographic scope of any of the provisions of this
Section 8 unenforceable, the other provisions of this Section 8 shall nevertheless stand and the duration and/or geographic scope set forth herein shall be deemed to be the longest period and/or greatest size permissible by law under the circumstances, and the parties hereto agree that such court shall reduce the time period and/or geographic scope to permissible duration or size.

          Section 9. BREACH OF RESTRICTIVE COVENANTS.

          Without limiting the remedies available to the Company, Employee acknowledges that a breach of any of the covenants contained in Section 8 hereof may result in material irreparable injury to the Company or its subsidiaries for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction, without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach of Section 8 hereof, restraining Employee from engaging in activities prohibited by Section 8 hereof or such other relief as may be required specifically to enforce any of the covenants in Section 8 hereof.

                                      -12-

Notwithstanding any other provision to the contrary, the Restricted Period shall be tolled during any period of violation of any of the covenants in Section 8
(b) or (c) hereof and during any other period required for litigation during which the Company seeks to enforce such covenants against Employee or another
Person with whom Employee is affiliated if it is ultimately determined that
Employee was in breach of such covenants.

          Section 10. REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

          Employee represents and warrants to the Company that:

          (a) Employee's employment will not conflict with or result in his breach of any agreement to which he is a party or otherwise may be bound;

          (b) Employee has not violated, and in connection with his employment with the Company will not violate, any non-solicitation, non-competition or other similar covenant or agreement of a prior employer by which he is or may be bound; and

          (c) In connection with Employee's employment with the Company, he will not use any confidential or proprietary information that he may have obtained in connection with employment with any prior employer.

          Section 11. INDEMNIFICATION

          (a) Indemnification. The Company shall defend, hold harmless and indemnify Employee to the fullest extent permitted by Bermuda law, as currently in effect or as it may hereafter be amended, from and against any and all damages, losses, liabilities, obligations, claims of any kind, costs, interest or expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Losses") that may be incurred or suffered by Employee in connection with or arising out of his service with the Company or its
Affiliates (whether prior to or following the date hereof), subject only to the provisions of subsection (b) below.

          (b) Exceptions to Right of Indemnification. No indemnification shall be made under this Section 11 in respect of the following:

               (i) Losses relating to the disgorgement remedy contemplated by
     Section 16 of the Exchange Act;

               (ii) Losses arising out of a knowing violation by Employee of a material provision of this Section 11 or any other agreement to which
     Employee is a party with the Company or its Affiliates; and

               (iii) Losses arising out of a final, nonappealable conviction of
     Employee by a court of competent jurisdiction for a knowing violation of criminal law.

Moreover, the Company shall not effect any advances, or advance any costs, relating to any proceeding (or part thereof) initiated by Employee unless the initiation thereof was approved by the Board, or as may be approved or ordered by a competent tribunal.

                                      -13-

          (c) Prepayment of Expenses. Unless Employee otherwise elects via written notice to the Company, expenses incurred in defending any civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt by the
Company of a written affirmation of Employee's good faith belief that his conduct does not constitute the sort of behavior that would preclude his indemnification under this Section 11 and Employee furnishes the Company a written undertaking, executed personally or on his behalf, to repay any advances if it is ultimately determined that he is not entitled to be indemnified by the
Company under this Section 11.

          (d) Continuation of Indemnity. All agreements and obligations of the
Company contained in this Section 11 shall continue during the period in which
Employee is employed the Company and shall continue thereafter so long as
Employee shall be subject to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, by reason of the fact that Employee was a employed by the Company.

          (e) Indemnification Hereunder Not Exclusive. The indemnification and prepayment of expenses provided by this Section 11 is in addition to and shall not be deemed exclusive of any other right to which Employee may be entitled under the Company's Memorandum of Association, the Company's By-Laws, any
agreement, any vote of shareholders or disinterested directors, Bermuda law, any other law (common or statutory) or otherwise. Nothing contained in this Section
11 shall be deemed to prohibit the Company from purchasing and maintaining insurance, at its expense, to protect itself or Employee against any expense, liability or loss incurred by it or him, whether or not Employee would be indemnified against such expense, liability or loss under this Section 11;
provided, that the Company shall not be liable under this Section 11 to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that
Employee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise. In the event the Company makes any indemnification payments to Employee and Employee is subsequently reimbursed from the proceeds of insurance, Employee shall promptly refund such indemnification payments to the Company to the extent of such insurance reimbursement.

          Section 12. TAXES.

          The Company may withhold from any payments made under this Agreement all applicable taxes, including but not limited to income, employment and social insurance taxes, as shall be required by law.

          Section 13. MITIGATION; SET OFF.

          The Company's obligation to pay Employee the amounts provided and to make the arrangements provided hereunder shall not be subject to set-off, counterclaim or recoupment of amounts owed by Employee to the Company or its
Affiliates. Employee shall not be required to mitigate the amount of any payment provided for pursuant to this Agreement by seeking other employment or otherwise and the amount of any payment provided for pursuant to this Agreement shall not be reduced by any compensation earned as a result of Employee's other employment or otherwise.

                                      -14-

          Section 14. DELAY IN PAYMENT.

          Notwithstanding any provision in this Agreement to the contrary, any payment otherwise required to be made hereunder to Employee at any date as a result of the termination of Employee's employment shall be delayed for such period of time as may be necessary to meet the requirements of section
409A(a)(2)(B)(i) of the Code. On the earliest date on which such payments can be made without violating the requirements of section 409A(a)(2)(B)(i) of the Code, there shall be paid to Employee, in a single cash lump sum, an amount equal to the aggregate amount of all payments delayed pursuant to the preceding sentence.

          Section 15. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES.

          (a) The Company. This Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets or any successor to the
Company (whether direct or indirect, by purchase, merger, consolidation or otherwise). The Company will require in a writing delivered to Employee any such purchaser, successor or assignee to expressly assume and agree to perform this
Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place. The Company may make no other assignment of this Agreement or its obligations hereunder.

          (b) Employee. Employee's rights and obligations under this Agreement shall not be transferable by Employee by assignment or otherwise, without the prior written consent of the Company; provided, however, that if Employee shall die, all amounts then payable to Employee hereunder shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee or other designee or, if there be no such designee, to Employee's estate.

          (c) No Third-Party Beneficiaries. Except as otherwise set forth in
Section 7(b) or Section 15(b) hereof, nothing expressed or referred to in this
Agreement will be construed to give any Person other than the Company and
Employee any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

          Section 16. WAIVER AND AMENDMENTS.

          Any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by each of the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company's behalf by the Board.
No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

          Section 17. SEVERABILITY.

          If any covenants or other provisions of this Agreement are found to be invalid or unenforceable by a final determination of a court of competent jurisdiction: (a) the remaining terms and provisions hereof shall be unimpaired, and (b) the invalid or unenforceable term or provision hereof shall be deemed replaced by a term or provision that is valid and enforceable

                                      -15-

and that comes closest to expressing the intention of the invalid or unenforceable term or provision hereof.

          Section 18. GOVERNING LAW.

          THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF BERMUDA (WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES
THEREOF) APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH
COUNTRY.

          Section 19. NOTICES.

          (a) Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by Employee to the Company shall be mailed or delivered to the
Company at its principal executive office, and all notices or communications by the Company to Employee may be given to Employee personally or may be mailed to
Employee at Employee's last known address, as reflected in the Company's records.

          (b) Any notice so addressed shall be deemed to be given: (i) if delivered by hand, on the date of such delivery; (ii) if mailed by courier or by overnight mail, on the first business day following the date of such mailing;
and (iii) if mailed by registered or certified mail, on the third business day after the date of such mailing.

          Section 20. SECTION HEADINGS.

          The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof, affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          Section 21. ENTIRE AGREEMENT.

          This Agreement constitutes the entire understanding and agreement of the parties hereto regarding the employment of Employee. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement, including, without limitation, the Prior Employment
Agreement.

          Section 22. SURVIVAL OF OPERATIVE SECTIONS.

          Upon any termination of Employee's employment, the provisions of
Section 7 through Section 23 of this Agreement (together with any related definitions set forth in Section 1 hereof) shall survive to the extent necessary to give effect to the provisions thereof.

                                      -16-

          Section 23. COUNTERPARTS.

          This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. The execution of this Agreement may be by actual or facsimile signature.

                                      * * *

                  [Signatures to appear on the following page.]

                                      -17-

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        RENAISSANCERE HOLDINGS LTD.

                                        ----------------------------------------
                                        By:
                                        Title:

                                        EMPLOYEE

                                        ----------------------------------------

                                      -18-